June 19, 1998



Palomar Medical Technologies, Inc.
66 Cherry Hill Drive
Beverly, MA 01915

Gentlemen:

     I am familiar with the Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit, to be filed by Palomar Medical Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to a total of 15,052,000 shares (the "Shares") of the Company's common stock, $.01 par value per share ("Common Stock"), issuable in connection with (i) a Securities Purchase Agreement dated February 20, 1998, (ii) certain common stock purchase warrants, (iii) advisory services (iv) investor relations services and (v) a Settlement Agreement dated March 4.

     In arriving at the opinion expressed below, I have examined and relied on the following documents:

(1) the Certificate of Incorporation and By-Laws of the Company, each as amended as of the date hereof; and

(2) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to me by the Company.


     In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and have made such investigations of law, as I have deemed appropriate as a basis for the opinion expressed below.

     Based upon the foregoing, it is my opinion that the Company has corporate power adequate for the issuance of the Shares. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares, and when certificates for the Shares have been duly executed and countersigned and delivered, such shares will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.

                                                              Sincerely,




                                              /s/ Sarah Burgess Reed
                                              General Counsel
                                              Palomar Medical Technologies, Inc.

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